Exhibit 99.1

Contact:	Michael Mitchell The Medicines Company 973-290-6000 investor.relations@themedco.com
FOR U.S. AUDIENCES ONLY
FOR IMMEDIATE RELEASE:
THE MEDICINES COMPANY REPORTS FIRST QUARTER 2010
FINANCIAL RESULTS
Global Angiomax®/Angiox® (bivalirudin) hospital demand reaches record high
Revenue gains and cost reductions move Company to profitability for quarter
PARSIPPANY, NJ, April 28, 2010 — The Medicines Company (NASDAQ: MDCO) today announced its financial results for the first quarter of 2010.
Financial highlights:
•	Net revenue increased to $102.1 million from $99.2 million for the same period 2009.
•	Angiomax U.S. sales increased to $95.7 million compared to $95.5 million for the same period 2009.

•	Angiomax/Angiox international net revenue increased to $5.6 million compared to $3.2 million for the same period 2009.
•	Net income was $9.4 million, or $0.18 per share, compared to a net loss of ($3.3 million), or ($0.06) per share for the same period 2009.
•	Non-GAAP net income was $12.5 million, or $0.24 per share, compared to non-GAAP net income of $3.5 million, or $0.07 per share for the same period 2009. Non-GAAP net income excludes the transaction charges related to the first quarter 2009 Targanta acquisition, stock-based compensation expense and non-cash income taxes.
Clive Meanwell, Chairman and Chief Executive Officer, stated, “In the first quarter revenues grew globally with market share gains of the Angiomax/Angiox franchise in the U.S. and major European markets. This growth was particularly evident among the most critically ill hospital patients, specifically those having a heart attack. Additionally, volume increased in lower risk patients, particularly those treated on an outpatient basis.”
The following table provides reconciliations between GAAP and non-GAAP net (loss) income for first quarter (Q1) of 2010 and 2009. Non-GAAP net income excludes the transaction charges related to the Targanta acquisition, stock-based compensation expense and non-cash income taxes:

				Non-cash	Non-
	Reported		FAS 123R	Provision	GAAP
	GAAP	Targanta	Stock-Based	(Benefit)	Net
	Net Income	Acquisition	Compensation	for Income	Income
(in millions)	(Loss)	Costs	Expense	Taxes	(Loss) (1)

Q1 2010	$9.4	$—	$2.7	$0.3	$12.5

Q1 2009	$(3.3)	$4.0	$5.5	$(2.6)	$3.5

Note: Amounts may not sum due to rounding.

(1)	Excluding the Targanta acquisition costs, stock-based compensation expense and the non-cash provision (benefit) for income taxes.
Reconciliations between GAAP and non-GAAP fully diluted (loss) earnings per share (EPS) for the first quarter (Q1) of 2010 and 2009 are provided in the following table:

				Non-cash
			FAS 123R	Provision
		Targanta	Stock-Based	(Benefit)	Non-
	Reported	Acquisition	Compensation	for Income	GAAP
(per share)	GAAP EPS	Costs	Expense	Taxes	EPS (1)

Q1 2010	$0.18	$—	$0.05	$0.01	$0.24

Q1 2009	$(0.06)	$0.08	$0.10	$(0.05)	$0.07

Note: Amounts may not sum due to rounding.

(1)	Excluding the Targanta acquisition costs, stock-based compensation expense and the non-cash provision (benefit) for income taxes.
The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to transaction charges associated with the Targanta acquisition, stock-based compensation expense and non-cash income taxes. Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.

There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss financial results and operational developments. The conference call will be available via phone and webcast. The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.

The dial in information is listed below:
Domestic Dial In:	888-396-2384
International Dial In:	617-847-8711
Passcode for both dial in numbers:	37311704
Replay is available from 11:30 a.m. Eastern Time following the conference call through May 12, 2010. To hear a replay of the call dial 888-286-8010 (domestic) and 617-801-6888 (international). Passcode for both dial in numbers is 83209795.
About The Medicines Company
The Medicines Company (NASDAQ: MDCO) is focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines to the worldwide hospital marketplace. The Company markets Angiomax® (bivalirudin) in the United States and other countries for use in patients undergoing coronary angioplasty, and Cleviprex® (clevidipine butyrate) injectable emulsion in the United States for the reduction of blood pressure when oral therapy is not feasible or not desirable. The Company’s website is www.themedicinescompany.com.
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including the Company’s preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company’s ability to develop its global operations and penetrate foreign markets, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Annual Report on Form 10-K filed on March 16, 2010, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)

(in thousands, except per share data)	Three months ended March 31,
	2010	2009

Net revenue	$102,088	$99,217

Operating expenses:

Cost of revenue	28,769	28,297

Research and development	16,877	24,436

Selling, general and administrative	46,121	53,595

Total operating expenses	91,767	106,328

Income (loss) from operations	10,321	(7,111)

Other (expense) income	(311)	1,170

Income (loss) before income taxes	10,010	(5,941)

(Provision) benefit for income taxes	(578)	2,593

Net income (loss)	$9,432	$(3,348)

Basic earnings (loss) per common share	$0.18	$(0.06)

Shares used in computing basic earnings (loss) per common share	52,496	52,141

Diluted earnings (loss) per common share	$0.18	$(0.06)

Shares used in computing diluted earnings (loss) per common share	52,719	52,141

The Medicines Company
Condensed Consolidated Balance Sheets

	March 31,	December 31,
(in thousands)	2010	2009
ASSETS

Cash, cash equivalents and available for sales securities	$184,437	$176,191

Accrued interest receivable	935	922

Accounts receivable, net	29,273	29,789

Inventory	24,897	25,836

Prepaid expenses and other current assets	8,372	9,984

Total current assets	247,914	242,722

Fixed assets, net	23,133	25,072

Intangible assets, net	84,240	84,678

Restricted cash	7,056	7,049

Goodwill	14,671	14,934

Other assets	260	321

Total assets	$377,274	$374,776

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$74,975	$86,619

Contingent purchase price	24,390	23,667

Deferred Tax Liability	18,721	18,395

Other Long Term Liabilities	5,740	5,706

Stockholders’ equity	253,448	240,389

Total liabilities and stockholders’ equity	$377,274	$374,776

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2010
		Targanta				Non-cash		Non-GAAP (5)
	GAAP(1)	Acquisition		SFAS 123R		Tax Provision		As Adjusted
Net revenue	$102,088	$—		$—		$—		$102,088

Operating expenses:

Cost of revenue	28,769	—		(89	)(3)	—		28,680

Research and development	16,877			(796	)(3)	—		16,081

Selling, general and administrative	46,121	—	(2)	(1,858	)(3)	—		44,263

Total operating expenses	91,767	—		(2,743)		—		89,024

Income (loss) from operations	10,321	—		2,743		—		13,064

Other (loss)/income	(311)	—		—		—		(311)

Income (loss) before income taxes	10,010	—		2,743		—		12,753
(Provision) benefit for income taxes	(578)	—	(2)	—		326	(4)	(252)

Net income (loss)	9,432	—		2,743		326		12,501

Basic earnings (loss) per common share	$0.18	$—		$0.05		$0.01		$0.24

Shares used in computing basic earnings (loss) per common share	52,496	52,496		52,496		52,496		52,496

Diluted earnings (loss) per common share	$0.18	$—		$0.05		$0.01		$0.24

Shares used in computing diluted earnings (loss) per common share	52,719	52,719		52,719		52,719		52,719

(1)	GAAP Results

(2)	Targanta Acquisition

(3)	Non-cash stock compensation expense

(4)	Non-cash income taxes

(5)	Non-GAAP Results

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2009
					Non-cash
		Targanta			Tax		Non-GAAP (5)
	GAAP(1)	Acquisition	SFAS 123R		Provision		As Adjusted
Net revenue	$99,217	$—	$—		$—		$99,217

Operating expenses:

Cost of revenue	28,297	—	(221	)(3)	—		28,076

Research and development	24,436	(2)	(986	)(3)	—		23,450

Selling, general and administrative	53,595	(3,995)	(4,254	)(3)	—		45,346

Total operating expenses	106,328	(3,995)	(5,461)		—		96,872

(Loss) income from operations	(7,111)	3,995	5,461		—		2,345

Other income	1,170	—	—		—		1,170

(Loss) income before income taxes	(5,941)	3,995	5,461		—		3,515

Benefit (Provision) for income taxes	2,593	- (2)	—		(2,633	)(4)	(40)

Net (loss) income	(3,348)	3,995	5,461		(2,633)		3,475

Basic (loss) earnings per common share	$(0.06)	$0.08	$0.10		$(0.05)		$0.07

Shares used in computing basic earnings (loss) per common share	52,141	52,141	52,141		52,141		52,141

Diluted (loss) earnings per common share	$(0.06)	$0.08	$0.10		$(0.05)		$0.07

Shares used in computing diluted (loss) earnings per common share	52,141	52,496	52,496		52,496		52,496

(1)	GAAP Results

(2)	Targanta Acquisition

(3)	Non-cash stock compensation expense

(4)	Non-cash income taxes

(5)	Non-GAAP Results